UMB Financial Corporation News Release

P.O. Box 419226

Kansas City, MO 64141-6226

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: Jeremy McNeive, 816-860-5088

Investor Relations Contact: Begonya Klumb, 816-860-7906

UMB Financial Corporation Announces Fourth Quarter Earnings Conference Call

Kansas City, Mo. (January 11, 2006) -- UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, will host a conference call to discuss the company's fourth quarter results on January 25, 2006, at 4 p.m. (CST). At that time, UMB Chairman and CEO Mariner Kemper and Chief Financial Officer Mike Hagedorn will discuss the company's fourth quarter earnings, which will be released on January 24, 2006.

After opening remarks, the company's management intends to have a question-and-answer session limited to analysts. Other audience members, including company investors and media, may participate in the listen-only call mode. Interested parties may access the call by dialing one of the numbers below or logging on to one of the Web sites listed below at least 10 minutes before the start of the call:

U.S.: (toll-free) 877-407-8031.

International: 201-689-8031.

Web: www.vcall.com/IC/CEPage.asp?ID=99067 or visit www.umb.com, investor relations, to access the link to the live call.

A replay of the conference call may be heard until February 2, 2006, by calling (U.S.) 877-660-6853 or (international) 201-612-7415. Replay pass codes required for playback are account #: 286, conference ID #: 183584. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations area.

About UMB Financial Corporation:

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers. Its banking subsidiaries own and operate 140 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance. UMB was named one of Business Week's "Web Smart 50" companies in 2005.

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